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                                                        Exhibit 5.1


                          [COOLEY GODWARD LLP LETTERHEAD]





October 16, 1997

Gene Logic inc.
10150 Old Columbia Road
Columbia, MD 21046

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Gene Logic Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") promulgated under the Securities Act of 1933, as amended, and the underwriten public offering of up to 3,450,000 shares of common stock, including 450,000 shares of common stock for which the Underwriters have been granted an over-allotment option (the "Common Stock").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and By-laws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the shares of the Common Stock will be sold by the Underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: /s/ L. Kay Chandler
    ----------------------------
    L. Kay Chandler